As filed with the Securities and Exchange Commission on January 29, 2001
                            Registration No. 33-71130

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933
                                   ----------

                             BLACK HILLS CORPORATION
             (exact name of registrant as specified in its charter)
               (Formerly known as Black Hills Holding Corporation
                    as successor to Black Hills Power, Inc.)
                             South Dakota 46-0458824
           (State of Incorporation) (IRS Employer Identification No.)
                         625 Ninth Street, P.O. Box 1400
                         Rapid City, South Dakota 57709
                    (address of principal executive offices)

                    Registrant's telephone number, including
                            area code: (605) 721-1700
                                   ----------

                                ROXANN R. BASHAM
               Vice President - Controller and Corporate Secretary
                             Black Hills Corporation
                625 Ninth Street, Rapid City, South Dakota 57701
                                 (605) 721-1700
                     (Name and address of agent for service)
                                   ----------

                        It is respectfully requested that
                           the Commission send signed
                          copies of all notices, orders
                             and communications to:

                              JOHN K. NOONEY, Esq.
                        Morrill Thomas Nooney & Braun LLP
                625 Ninth Street, Rapid City, South Dakota 57701
                                   ----------

     Approximate date of commencement of proposed sale: From time to time after this Post-effective Amendment No. 1 to the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: X

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: __

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. __

-------------------------
Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Black Hills Corporation (formerly Black Hills Holding Corporation), a South Dakota corporation, as successor issuer to Black Hills Power, Inc. (formerly Black Hills Corporation), a South Dakota corporation, hereby adopts this registration statement, as amended, for all purposes under the Securities Act and Securities Exchange Act of 1934, as amended. See "Description of the Transaction" herein.

                         DESCRIPTION OF THE TRANSACTION

         This Amendment is being filed in connection with a corporate restructuring of Black Hills Power, Inc. (formerly Black Hills Corporation), a South Dakota corporation ("Black Hills Power"). The objective of such restructuring was to have Black Hills Power become a separate, wholly-owned subsidiary of Black Hills Corporation (formerly Black Hills Holding Corporation) ("Registrant"), a South Dakota corporation, the new parent holding company, with the present holders of the common stock of Black Hills Power becoming holders of the common stock of Registrant. At their annual meeting on June 20, 2000, the shareholders of Black Hills Power approved the formation of the holding company structure and the "Plan of Exchange."

         On December 22, 2000, Articles of Exchange were filed with the South Dakota Secretary of State, whereupon the holders of Black Hills Power common stock became the holders of the common shares of Black Hills Corporation and Black Hills Corporation became the sole holder of Black Hills Power common stock. Accordingly, all shares of common stock offered under the Dividend Reinvestment and Stock Purchase Plan will be common shares of Black Hills Corporation, not shares of Black Hills Power.

         Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), Black Hills Corporation, as successor issuer to Black Hills Power under the Plan of Exchange, hereby adopts Black Hills Power's Registration Statement on Form S-3, as amended (Registration No. 33-71130), which Registration Statement is applicable to shares of common stock of Black Hills Corporation issuable under the Dividend Reinvestment and Stock Purchase Plan, as the Registration Statement of Black Hills Corporation for all purposes under the Securities Act and the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 29th day of January, 2001.

                                   BLACK HILLS CORPORATION

                                   By /S/MARK T. THIES
                                   Mark T. Thies, Sr. Vice President & CFO

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                     Title                        Date

/S/DANIEL P. LANDGUTH         Chairman, President             January 29, 2001
---------------------         and Director
Daniel P. Landguth            (Principal Executive Officer)

/S/MARK T. THIES              Sr. Vice President & CFO        January 29, 2001
----------------              (Principal Financial Officer)
Mark T. Thies

/S/ROXANN R. BASHAM           Vice President - Controller     January 29, 2001
-------------------           (Principal Accounting Officer)
Roxann R. Basham

/S/ADIL M. AMEER              Director                        January 29, 2001
----------------
Adil M. Ameer

/S/BRUCE B. BRUNDAGE          Director                        January 29, 2001
--------------------
Bruce B. Brundage

/S/DAVID C. EBERTZ            Director                        January 29, 2001
------------------
David C. Ebertz

/S/GERALD R. FORSYTHE         Director                        January 29, 2001
---------------------
Gerald R. Forsythe

/S/JOHN R. HOWARD             Director                        January 29, 2001
-----------------
John R. Howard

/S/EVERETT E. HOYT            Director                        January 29, 2001
------------------
Everett E. Hoyt

/S/KAY S. JORGENSEN           Director                        January 29, 2001
-------------------
Kay S. Jorgensen

/S/DAVID S. MANEY             Director                        January 29, 2001
-----------------
David S. Maney

/S/THOMAS J. ZELLER           Director                        January 29, 2001
-------------------
Thomas J. Zeller